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                                                                    EXHIBIT 23.1



         INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in the Registration Statements, on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No. 333-14595, File No. 333-45273, File No.
         333-72461, File No. 333-30462, File No. 333-72668, File No. 333-82392,
         File No. 333-19855, File No. 333-36541, File No. 333-1822 and File No.
         333-96769) and on Form S-8 (File No. 333-11923, File No. 333-82479,
         File No. 333-76400, and File No. 333-76398) of Sun Communities, Inc. of our report dated March 12, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

         PRICEWATERHOUSECOOPERS LLP

         Detroit, Michigan
         March 28, 2003



         CONSENT OF GRANT THORNTON LLP

         We consent to the incorporation by reference in the registration statements of Sun Communities, Inc. on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No. 333-14595, File No.
         333-45273, File No. 333-72461, File No. 333-30462, File No. 333-72668,
         File No. 333-82392, File No. 333-19855, File No. 333-36541, File No.
         333-1822 and File No. 333-96769) and on Form S-8 (File No. 333-11923,
         File No. 333-82479, File No. 333-76400, and File No. 333-76398) of our
         report dated March 7, 2003, except for note I, as to which the date is March 27, 2003, relating to the consolidated financial statements of Origen Financial L.L.C. which appear in this Annual Report on Form 10-K.

         /s/ GRANT THORNTON LLP

         Southfield, Michigan
         March 27, 2003